UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2004

Biogen Idec Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts 02142
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable
(Former name or former address, if changed since last report)

Item 12. Disclosure of Results of Operations and Financial Condition.
SIGNATURES
EXHIBIT INDEX
PRESS RELEASE DATED APRIL 30, 2004

Item 12. Disclosure of Results of Operations and Financial Condition.

     The press release attached as Exhibit 99.1 includes information with respect to the following: (a) the Registrant’s adjusted non-GAAP earnings per share and net income for the first quarter of 2004, and (b) the Registrant’s adjusted pro forma non-GAAP earnings per share and net income for the first quarter of 2003. These are non-GAAP financial measures.

     The non-GAAP financial measures for the first quarter of 2004 exclude non-operational and unusual activities and transactions. The non-GAAP financial measures for the first quarter of 2003 includes revenue and expenses from the former Biogen, Inc. and excludes non-operational and unusual activities and transactions of former Biogen, Inc. and IDEC Pharmaceuticals Corporation.

     Management believes that the non-GAAP financial measures provide useful information to investors. In particular, management believes that they allow investors to monitor and evaluate the Registrant’s ongoing operating results and trends and gain a better understanding of the Registrant’s business, period-to-period performance, and prospects for future performance.

     This press release is being furnished pursuant to Item 12 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall such documents be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc. (Registrant)
Date: April 30, 2004
/s/ Anne Marie Cook

Anne Marie Cook
Vice President, Chief Corporate Counsel

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EXHIBIT INDEX

Exhibit
Number	Description
99.1	The Registrant’s Press Release dated April 30, 2004.

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